As filed with the Securities and Exchange Commission on June 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KURA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1547851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4930 Directors Place, Suite 500, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan

Kura Oncology, Inc. Amended and Restated 2015 Employee Stock Purchase Plan

(Full titles of the plans)

Troy E. Wilson, Ph.D., J.D.

President and Chief Executive Officer

Kura Oncology, Inc.

4930 Directors Place, Suite 500

San Diego, California 92121

(858) 500-8800

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000	Teresa Bair Chief Legal Officer and Secretary Kura Oncology, Inc. 4930 Directors Place, Suite 500 San Diego, California 92121 (858) 500-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

Kura Oncology, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (i) 6,500,000 additional shares of the Registrant’s Common Stock (“Common Stock”) issuable under the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), pursuant to an increase in the number of shares of Common Stock reserved for issuance under the 2014 Plan, and (ii) 2,500,000 additional shares of Common Stock issuable under the Kura Oncology, Inc. Amended and Restated 2015 Employee Stock Purchase Plan (the “2015 ESPP” and, together with the 2014 Plan, the “Plans”), pursuant to an increase in the number of shares of Common Stock reserved for issuance under the 2015 ESPP.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the Plans under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 17, 2015 (File No. 333-203504), March 17, 2016 (File No. 333-210260), March 14, 2017 (File No. 333-216683), March 12, 2018 (File No. 333-223591), March 5, 2019 (File No. 333-230075), February 25, 2020 (File No. 333-236621), February 24, 2021 (File No. 333-253441), February 24, 2022 (File No. 333-263000), February 24, 2023 (File No. 333-269974), June 2, 2023 (File No. 333-272389), June 7, 2024 (File No. 333-280050) and June 6, 2025 (File No. 333-287866). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 14, 2017).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed on January 29, 2026).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on March 12, 2015, containing items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01).

5.1	Opinion of Cooley LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.*

24.1	Power of Attorney. Reference is made to the signature page hereto.*

99.1

Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed on June 4, 2026).

99.2

Form of Restricted Stock Purchase Agreement and Restricted Stock Purchase Award Notice under the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on March 12, 2015, containing items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01).

99.3

Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 of the Registrant’s Form 10-K filed on February 23, 2023).

99.4	Kura Oncology, Inc. Amended and Restated 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 of the Registrant’s Form 8-K filed on June 4, 2026).

107	Filing Fee Table*
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 4, 2026.

Kura Oncology, Inc.

By:	/s/ Troy E. Wilson, Ph.D., J.D.
Troy E. Wilson, Ph.D., J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Troy E. Wilson, Ph.D., J.D. and Thomas Doyle, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Troy E. Wilson, Ph.D., J.D.	President, Chief Executive Officer and Chairman of the Board of Directors	June 4, 2026
Troy E. Wilson, Ph.D., J.D.	(Principal Executive and Financial Officer)

/s/ Thomas Doyle	Senior Vice President, Finance & Accounting	June 4, 2026
Thomas Doyle	(Principal Accounting Officer)

/s/ Helen Collins, M.D.	Director	June 4, 2026
Helen Collins, M.D.

/s/ Faheem Hasnain	Director	June 4, 2026
Faheem Hasnain

/s/ Thomas Malley	Director	June 4, 2026
Thomas Malley

/s/ Diane Parks	Director	June 4, 2026
Diane Parks

/s/ Carol Schafer	Director	June 4, 2026
Carol Schafer

/s/ Mary Szela	Director	June 4, 2026
Mary Szela

/s/ Michael Vasconcelles, M.D.	Director	June 4, 2026
Michael Vasconcelles, M.D.